                                                                    Exhibit 10.4

                                                                  EXECUTION COPY


                            SALOMON SMITH BARNEY INC.
                              390 GREENWICH STREET
                            NEW YORK, NEW YORK 10013

                              LEHMAN BROTHERS INC.
                          THREE WORLD FINANCIAL CENTER
                            NEW YORK, NEW YORK 10285

                                                                January 11, 2001


Tritel PCS, Inc.
1010 North Glebe Road
Arlington, Virginia 22201
Attention: Thomas H. Sullivan


                                Tritel PCS, Inc.
                              Consent Solicitation

Ladies and Gentlemen:

Tritel PCS, Inc. (the "Company") has advised Salomon Smith Barney Inc. ("SSBI") and Lehman Brothers Inc. ("Lehman Brothers"), that the Company desires to appoint SSBI and Lehman Brothers, on the terms set forth in this Engagement Letter, to act as joint solicitation agents (each of SSBI and Lehman Brothers, a "Solicitation Agent" and, together, the "Solicitation Agents") in connection with the solicitation of consents from the holders of Tritel PCS's 12-3/4% Senior Subordinated Discount Notes due 2009 (the "Notes") to an amendment (the "Proposed Amendment") to Section 4.09 of the Indenture dated as of May 11, 1999 (the "Indenture"), as amended, among the Company, Tritel, Inc., Tritel Communications, Inc., Tritel Finance, Inc. (collectively, the "Guarantors") and The Bank of New York, as trustee (the "Trustee"). The Company intends to effect the Proposed Amendment if it receives without revocation the consents of the holders of record of a majority of the outstanding Accreted Value (as defined in the Indenture) of the Notes (such consents, the "Requisite Consents"). The Proposed Amendment, if effected, will be contained in a supplement to the Indenture (the "Supplemental Indenture") executed by the Company, the Guarantors and the Trustee. The solicitation of consents to the Proposed Amendment to the Indenture is herein referred to as the "Consent Solicitation". The holders of the Notes are herein referred to as the "Holders".

Accordingly, the parties hereto agree as follows:

1. Engagement of the Solicitation Agents. (a) The Company hereby appoints SSBI and Lehman Brothers as Solicitation Agents and authorizes SSBI and Lehman Brothers to act as such in connection with the Consent Solicitation. As a Solicitation Agent, each of SSBI and Lehman Brothers agrees, severally and not jointly, in accordance with its respective customary practices, to perform those services in connection with the Consent Solicitation as are customarily performed by investment banking firms in connection with consent solicitations.

(b) The Company expressly acknowledges that all opinions and advice (written or oral) given by the Solicitation Agents to the Company in connection with their engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the Consent Solicitation, and the Company agrees that no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to SSBI or Lehman Brothers be made by the Company (or such persons), without the prior written consent of SSBI or Lehman Brothers, as applicable, which consent shall not be unreasonably withheld.

2. No Liability for Acts of Dealers, Banks and Trust Companies. Neither SSBI nor Lehman Brothers shall have any liability (in tort, contract or otherwise) to the Company or any other person for any act or omission on the part of another Solicitation Agent, any broker or dealer in securities ("Dealer") (other than SSBI or Lehman Brothers, as applicable) or any bank or trust company or any other person (other than SSBI or Lehman Brothers, as applicable), and neither SSBI nor Lehman Brothers, as applicable, shall be liable for their respective acts or omissions in performing their obligations as the Solicitation Agents hereunder, except to the extent expressly set forth in Annex I hereto. In soliciting or obtaining consents, neither the Company nor any Dealer, bank or trust company shall be deemed to be acting as an agent of the Solicitation Agents or the agent of the Company, and no Solicitation Agent shall be deemed the agent of the Company, another Solicitation Agent, any Dealer, bank or trust company or any other person. The Company acknowledges and agrees that, the Solicitation Agents shall act as independent contractors, and any of their duties arising out of their engagement pursuant to this Engagement Letter shall be owed solely to the Company.

3. The Consent Solicitation Material. (a) The Company agrees to furnish the Solicitation Agents as soon as practicable on or following the date hereof with as many copies as they may reasonably request of the form of consent, waiver and letter agreement, the letter to the Holders and any related materials to be used by the Company in connection with the Consent Solicitation (collectively, as amended or supplemented from time to time, the "Consent Solicitation Material").

(b) Prior to and during the period of the Consent Solicitation, the Company will inform the Solicitation Agents promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, which would require the making of any change in any Consent Solicitation Material or would affect in any material respect the truth or completeness of any representation or warranty contained in this Engagement Letter if such representation or warranty were being made immediately after the happening of such event or discovery of such fact. Any such change shall be promptly made to such Consent Solicitation Material.

(c) The Company represents that the Consent Solicitation Material has been or will be approved by, and is the sole responsibility of, the Company (except for information describing the Solicitation Agents) and the Company authorizes the Solicitation Agents to use the Consent Solicitation Material in connection with the Consent Solicitation.

4. Withdrawal. If the Company (a) uses or permits the use of any Consent Solicitation Material (i) which has not been submitted to a Solicitation Agent for its comments or (b) shall have breached any of its representations, warranties, agreements or covenants herein, then, in either case, each Solicitation Agent shall be entitled to withdraw as a

Solicitation Agent in connection with the Consent Solicitation without any liability or penalty whatsoever for such withdrawal and without loss of any right to indemnification or contribution provided in Annex I hereto or right to the payment of all expenses payable hereunder which have accrued to the date of such withdrawal. If a Solicitation Agent shall withdraw pursuant to the foregoing, the other Solicitation Agent shall have the right, but not the obligation, exercisable in its sole discretion, to continue as a Solicitation Agent hereunder, in which event this Agreement shall remain in full force and effect with respect to such other Solicitation Agent and all amounts payable hereunder accruing after the date of such Solicitation Agent's withdrawal shall be payable solely to such other Solicitation Agent.

5. No Solicitation Agent Fee. The Solicitation Agents are not entitled to compensation for their services hereunder.

6. Payment of Fees and Expenses. The Company agrees to pay the (i) fees and disbursements of its counsel, (ii) all fees and expenses relating to the preparation, filing, printing, mailing and publishing of all Consent Solicitation Material, (iii) all advertising charges in connection with the Consent Solicitation, (iv) all customary mailing and handling fees and expenses of Dealers, banks and trust companies in forwarding the Consent Solicitation Material to their customers, (v) all other fees and expenses in connection with the Consent Solicitation, (vi) all of the reasonable fees and disbursements of the Solicitation Agents' counsel and (vii) all of the Solicitation Agents' travel and other out-of-pocket expenses incurred in connection with or arising out of the Consent Solicitation.

7. Securityholder Lists. The Company shall provide the Solicitation Agents with copies of the Company's records showing the names and addresses of, and principal amounts of Notes held by, all the Holders for purposes of the Consent Solicitation and will use its reasonable best efforts to cause the Solicitation Agents to be advised from day-to-day during the period of the Consent Solicitation as to any transfers of Notes.

8. Representations, Warranties and Covenants of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, represent, warrant and covenant to the Solicitation Agents that:

(a) Each of the Company, the Guarantors and each of their corporate subsidiaries, whether directly or indirectly owned, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized and is duly qualified to transact business and is in good standing in each jurisdiction wherein it owns, leases or operates property or conducts business, except to the extent that the failure to be so qualified or to be in good standing does not have a material adverse effect on the Company, the Guarantors and their subsidiaries taken as a whole.

(b) All necessary corporate and stockholder action has been duly taken by the Company and the Guarantors to authorize the Consent Solicitation, to authorize the execution, delivery and performance of this Engagement Letter and the Supplemental Indentures and all other actions contemplated by this Engagement Letter and the Consent Solicitation, and no other corporate or stockholder proceedings are necessary to authorize any such actions. This Engagement Letter has been duly authorized, executed and delivered by the Company and the Guarantors and is a legal, valid and binding agreement of each of the Company and the Guarantors, enforceable against the Company and the Guarantors, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and except for the application of general principles of equity and public policy.

(c) Each of the Consent Solicitation, the delivery of the Consent Solicitation Material and the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Engagement Letter does comply and will comply with all applicable requirements of law, including, without limitation, the Securities and Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder, and other applicable regulations of the Securities and Exchange Commission or any other Federal, state, local or foreign governmental or regulatory agency, authority or instrumentality, and no consent, authorization, approval, order, exemption or other action of or filing with any such agency, authority or instrumentality is required in connection with any of the Consent Solicitation, the delivery of the Consent Solicitation Material and the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Engagement Letter.

(d) None of the Consent Solicitation, assuming receipt of the Requisite Consents, the execution, delivery and performance of the Supplemental Indentures, or the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Engagement Letter do or will conflict with, result in a breach or violation of, or constitute a default under, (i) any law or the certificate of incorporation or the bylaws of any of the Company, the Guarantors or any of their respective subsidiaries or (ii) the terms of any indenture, mortgage, note or other agreement or instrument to which any of the Company, the Guarantors or any of their respective subsidiaries is a party or bound or subject or to which any of their respective properties or assets is bound or subject or (iii) any judgment, order or decree applicable to any of the Company, the Guarantors or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

(e) No restraining order has been issued against the Company or proceeding, litigation or investigation initiated or, to the best knowledge of the Company after due inquiry, threatened against the Company (and no development in any pending litigation against the Company has occurred) with respect to any of the Consent Solicitation, the execution, delivery and performance of the Supplemental Indentures, or the execution, delivery and performance of, or the consummation of the transactions contemplated by, this Engagement Letter.

(f) The Company is not, nor is it directly or indirectly controlled by, or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935 and the rules and regulations promulgated thereunder.

(g) On or promptly following the date the Requisite Consents are received, the Company and the Guarantors will cause the Supplemental Indenture to be executed and delivered by the Company, the Guarantors and the Trustee. Assuming valid execution by the Trustee, the Supplemental Indentures will constitute valid and binding obligations of the Company, except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and except for the application of general principles of equity.

(h) Each of the representations and warranties set forth in clauses (a) through
(f) of this Section 8 will be true and complete on and as of the date hereof and the date the Consent Solicitation is completed.

9. Conditions to the Solicitation Agents' Obligations. The Solicitation Agents' obligations hereunder shall at all times be subject to the following conditions (it being understood that each Solicitation Agent may determine in its sole discretion whether such conditions have been satisfied and may exercise any rights or remedies with respect thereto without regard to whether the other Solicitation Agent has exercised its rights or remedies):

(a) All representations, warranties and other statements of the Company contained herein are now, and at all times during the term of the Consent Solicitation shall be, true and correct in all material respects, and the Company and each of the Guarantors at all times shall have performed in all material respects all of their respective obligations hereunder theretofore to be performed or satisfied.

(b) No stop order, restraining order or denial of an application for approval shall have been issued and no litigation shall have been commenced or threatened with respect to the Consent Solicitation or this Engagement Letter, and no development in any pending litigation with respect to the Consent Solicitation or this Engagement Letter shall have occurred by or before any agency, court or other governmental body of any jurisdiction which a Solicitation Agent believes in good faith makes it inadvisable for such Solicitation Agent to continue to act hereunder.

10. Additional Covenants of the Company. (a) Prior to and during the term of the Consent Solicitation, the Company will advise the Solicitation Agents promptly of (i) the occurrence of any event, or the discovery of any fact, which could cause the Company to fail to commence or withdraw or terminate the Consent Solicitation, (ii) any proposal or requirement to amend or supplement any Consent Solicitation Material, (iii) any extension, termination, completion or expiration of the Consent Solicitation, (iv) any communication from the Securities and Exchange Commission relating to the Consent Solicitation or any of the Consent Solicitation Material, including any order suspending or preventing the use thereof, (v) any other material developments in connection with the Consent Solicitation and (vi) any other information relating to the Consent Solicitation which the Solicitation Agents may from time to time reasonably request.

(b) The Company will comply with the Securities Act of 1933 (the "Securities Act"), the Exchange Act, the Trust Indenture Act of 1939 (the "Trust Indenture Act"), and the applicable rules and regulations promulgated thereunder, as well as all applicable stock exchange regulations, in connection with the Consent Solicitation Material and the Consent Solicitation. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement any Consent Solicitation Material in order that such Consent Solicitation Material will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time they are delivered to a Holder, not misleading or if it shall be necessary at any such time to amend or supplement the Consent Solicitation

Material in order to comply with the requirements of the Securities Act, the Exchange Act or the Trust Indenture Act, the Company will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Consent Solicitation Material comply with such requirements. The Company will disseminate, as required, any and all necessary amendments and supplements to the Consent Solicitation Material and the other documents to be distributed to the Holders in connection with the Consent Solicitation and will promptly furnish to the Solicitation Agents true and accurate copies of each such amendment or supplement prior to the distribution thereof.

11. Termination; Full Force and Effect. This Engagement Letter shall terminate upon the date of termination or withdrawal of the Consent Solicitation. The indemnity and contribution agreements contained in Annex I hereto, the fee and expense reimbursement agreements contained in Section 6 and the representations, warranties, covenants and agreements of the Company and the Guarantors set forth in this Engagement Letter shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination or consummation of, the Consent Solicitation or the termination or assignment of this Engagement Letter, (ii) any investigation made by or on behalf of any indemnified party, (iii) any termination of a Solicitation Agent's appointment hereunder pursuant to Section 4, this Section 11 or otherwise and (iv) the completion of a Solicitation Agent's services hereunder.

12. Miscellaneous. In the event any one or more of the provisions contained in this Engagement Letter should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). This Engagement Letter may be executed in any number of separate counterparts, and all the said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart by facsimile transmission shall be effective as delivery of a manually signed counterpart. This Engagement Letter constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. This Engagement Letter, including any right to indemnity or contribution hereunder, shall inure to the benefit of and be binding upon the Company, the Solicitation Agents and the other indemnified parties, and each of the Company's, the Solicitation Agents' and their respective successors and assigns. Except to the extent provided in Annex I hereto, nothing in this Engagement Letter is intended, or shall be construed, to give to any other person or entity any right hereunder or by virtue hereof.

13.  APPLICABLE LAW.  THIS ENGAGEMENT LETTER SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE
PRINCIPLES OF CONFLICTS OF LAW.

15. Notices. All notices and other communications required or permitted to be given under this Engagement Letter shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or by facsimile transmission, subsequently confirmed in writing as aforesaid, to the parties hereto as follows:

                  (a)      If to the Solicitation Agents:

                           Salomon Smith Barney
                           390 Greenwich Street
                           New York, NY 10013
                           Attention:  General Counsel
                           Fax:  (212) 783-2274
                           Confirm:  (212) 783-7000

                           and

                           Lehman Brothers Inc.
                           Three World Financial Center
                           200 Vessey Street
                           New York, NY 10285
                           Attention:
                           Fax:
                           Confirm:

                           with a copy to:

                           Cravath, Swaine & Moore
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention:  William P. Rogers, Jr.
                           Fax:  (212) 474-3700
                           Confirm:  (212) 474-1000

                  (b)      If to the Company and/or the Guarantors:

                           Tritel PCS, Inc.
                           1010 North Glebe Road
                           Arlington, Virginia 22201
                           Fax: (703) 236-1376
                           Confirm: (703) 236-1122
                           Attention: Thomas H. Sullivan

                           With a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York 10022
                           Fax: (212) 504-6666
                           Confirm: (212) 504-6000
                           Attention: Brian Hoffmann


Please indicate your acceptance of the provisions hereof by signing the enclosed copy of this Engagement Letter.

If you elect to deliver this Engagement Letter by telecopier, please arrange for the executed original to follow by next-day courier.


                                              Very truly yours,

                                              SALOMON SMITH BARNEY INC.,

                                              by /s/ Michael S. Zicari
                                              ________________________
                                              Name: Michael S. Zicari
                                              Title: Director



                                              LEHMAN BROTHERS INC.,

                                              by /s/ Steven G. Delaney
                                              ________________________
                                              Name: Steven G. Delaney
                                              Title: Managing Director

ACCEPTED AND AGREED
on January 11, 2001:

TRITEL PCS, INC.,

by /s/ Thomas H. Sullivan
___________________________________
Name: Thomas H. Sullivan
Title: Executive Vice President and
       Chief Financial Officer

ACCEPTED AND AGREED
on January 11, 2001:

TRITEL, INC.,

by /s/ Thomas H. Sullivan
___________________________________
Name: Thomas H. Sullivan
Title: Executive Vice President and
       Chief Financial Officer

ACCEPTED AND AGREED
on January 11, 2001:

TRITEL COMMUNICATIONS, INC.,


by /s/ Thomas H. Sullivan
___________________________________
Name: Thomas H. Sullivan
Title: Executive Vice President and
       Chief Financial Officer

ACCEPTED AND AGREED
on January __, 2001:

TRITEL FINANCE, INC.,

by________________________
Name:
Title:

CONFIDENTIAL                                                             ANNEX I
January 11, 2001                                        to the Engagement Letter



                                 Tritel PCS, Inc.
                                 Indemnification

All capitalized terms used herein but not defined herein shall have the meanings provided in the Engagement Letter to which this Annex I is attached (the "Engagement Letter").

1. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless you, your directors, officers, employees and agents and each person who controls you within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action, and each such indemnified party shall have no liability to the Company or its parents, owners, creditors or security holders for any loss, claim, damage or liability or other expense, (a) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Consent Solicitation Material, or any omission or alleged omission to state in any Consent Solicitation Material a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading or (ii) any withdrawal, termination or cancelation by the Company of, or failure by the Company to make or consummate, the Consent Solicitation according to its terms or (iii) any breach or alleged breach by the Company or any of the Guarantors of any representation or warranty or failure to comply with any of the agreements contained in the Engagement Letter or (iv) any other action or failure to act by the Company, its employees or other agents or by you at the Company's request or with the Company's consent or (b) otherwise arising out of, relating to or in connection with or alleged to arise out of, relate to or be in connection with the Consent Solicitation or the Proposed Amendment or your role as a Solicitation Agent on or after the date hereof in connection with either thereof, whether the event allegedly giving rise to such claim shall have occurred prior to the commencement of, during the period of, or subsequent to the consummation of, the Consent Solicitation, and, in each case, agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither of the Company nor any of the Guarantors shall be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon (1) in the case of clause (a)(i), any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you or on your behalf specifically for inclusion therein or (2) in the case of clauses
(a)(iv) and (b), that is determined to have resulted primarily from your bad faith, willful misconduct or gross negligence. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have.

2. Promptly after receipt by an indemnified party under this Annex I of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying parties under this Annex I, notify the indemnifying parties in writing of the commencement thereof; but the failure so to notify the indemnifying parties (i) will not relieve it from liability under the first paragraph of this Annex I unless and to the extent it did not otherwise learn of such action and such failure results in prejudice to the indemnifying parties of rights and defenses and (ii) will not, in any event, relieve the indemnifying parties from any obligations to any indemnified party other than the indemnification obligation provided in the first paragraph of this Annex I. The indemnifying parties shall be entitled to appoint counsel of the indemnifying parties' choice at the indemnifying parties' expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying parties shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying parties' election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one firm or separate counsel (plus local counsel), and the indemnifying parties shall bear the reasonable fees, costs and expenses of such separate counsel, if
(i) the use of counsel chosen by the indemnifying parties to represent the indemnified party would present such counsel with a conflict of interest, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the indemnifying parties shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying parties. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

3. If the indemnity provided for in the foregoing paragraphs of this Annex I is judicially determined to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then you, the Company and the Guarantors, in lieu of indemnifying such indemnified party, agrees that the Company and the Guarantors shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and by you on the other from the Consent Solicitation or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing clause (i), but also the relative fault of the Company and the Guarantors on the one hand and of you on the other in connection with the statements, actions or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and by you on the other shall be determined taking into account that you are not receiving a fee for acting as a Solicitation Agent. The relative fault of the Company and the Guarantors on the one hand and of you on the other (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to prevent such action or omission. The obligations of the Solicitation Agents to contribute hereunder are several and not joint and no Solicitation Agent (together with its indemnified persons) shall be obligated to contribute an amount in excess of the benefits it received hereunder.

4. The Company, the Guarantors and you agree that it would not be just and equitable if contribution pursuant to this Annex I were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. For purposes of this Annex I, each person who controls you and each of your directors, officers, employees and agents shall have the same rights to contribution as you, subject in each case to the applicable terms and conditions set forth above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.